Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO SETS AUGUST 13 CALL,
ANTICIPATES IMPROVED RESULTS

CRANFORD, NJ, July 15, 2014 – Metalico, Inc. (NYSE MKT: MEA), a scrap metal recycler and lead products fabricator, plans to report financial results for the quarter ended June 30, 2014 and provide an update on business developments in a conference call on Wednesday, August 13, 2014 at 10:00 a.m. ET.

The Company is scheduled to release its results earlier that day. It is expected to announce improving performance through the Second Quarter. The Company is providing this preliminary information at this time as an update to investor and customer inquiries regarding the status of company operations, finances and liquidity.

The conference call can be accessed by dialing (800) 446-1671 (toll free) or (847) 413-3362 (toll), Conference Confirmation Number 37710650. Callers should identify the Metalico Second Quarter Results Call.

For the Second Quarter, Metalico anticipates total sales of $142 million, an increase of approximately 9% from $130 million in the same period last year. Operating income improved and is anticipated to be between $2 million and $2.5 million, compared to a loss of $2 million in the same period last year. The Company benefitted from increased non-ferrous volumes and improvement in related margins. Metalico estimates that reported EBITDA for the quarter will more than double and be in a range of $6.8 million to $7.2 million, compared to $2.6 million for the same quarter in 2013.

As of the date of this release, the Company has not completed its financial closing process for the quarter, including its analysis of the carrying value of its goodwill. During the course of the close and related auditors’ review, the Company may identify items that would require it to make adjustments to earning results or carrying values of assets, any of which would impact results. As a consequence, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results.

A transcript of the results call will be posted on the Company’s website, www.metalico.com, when available. An audio replay of the call will be accessible at (888) 843-7419 (toll free) or (630) 652-3042 (toll) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in two principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, including PGM and Minor Metals Recycling, and Fabrication of Lead-Based Products. The Company operates recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT under the symbol MEA.

This announcement and the August 13 conference call may contain, in addition to historical information, certain forward-looking statements such as the preliminary financial information set forth above that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. These statements may contain terms like “expect,” “anticipate,” “believe,” “should,” “appear,” “estimate” and other words that convey a similar meaning, or are statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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